UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 15, 2021

SURO CAPITAL CORP.

(Exact name of registrant as specified in its charter)

Maryland	1-35156	27-4443543
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Sansome Street

Suite 730

San Francisco, CA 94104

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 235-4769

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class:	Trading symbol:	Name of each exchange on which registered:
Common Stock, par value $0.01 per share	SSSS	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01.	Regulation FD Disclosure.

On November 3, 2021, SuRo Capital Corp. (“SuRo Capital”) announced that on November 2, 2021, its Board of Directors declared a dividend of $2.00 per share payable on December 30, 2021 to SuRo Capital’s stockholders of record as of the close of business on November 17, 2021. The ex-dividend date is November 16, 2021.

As previously disclosed, the dividend will be paid in cash or shares of SuRo Capital’s common stock at the election of stockholders, although the total amount of cash to be distributed to all stockholders will be limited to no more than 50% of the total dividend to be paid to all stockholders. If the total portion of the dividend to be paid to stockholders electing to receive cash exceeds 50% of the total dividend, each such stockholder electing to receive cash will receive an allocable portion of the total cash to be distributed and the remaining portion of the dividend will be paid in shares of SuRo Capital’s common stock. If a stockholder elects to receive shares of common stock, 100% of such stockholder’s dividend will be paid in shares of SuRo Capital’s common stock.

The number of shares of SuRo Capital’s common stock to be issued to stockholders receiving all or a portion of the dividend in shares of common stock is based on the volume weighted-average price per share of SuRo Capital’s common stock on the Nasdaq Capital Market on November 10, 11 and 12, 2021, less $2.00 to reflect the declared dividend. Such volume weighted-average price per share, less the $2.00 declared dividend, for such dates is approximately $13.39 per share.

This dividend is being made in accordance with certain applicable U.S. Treasury regulations and guidance issued by the Internal Revenue Service that allow a publicly-traded regulated investment company to satisfy its distribution requirements from a distribution paid partly in common stock provided certain requirements are satisfied. For additional information, please refer to “Certain Information Regarding the Dividends” in SuRo Capital’s press release dated November 3, 2021, which was included as Exhibit 99.1 to SuRo Capital’s Current Report on Form 8-K filed with the U.S. Securities and Exchange Commission on November 3, 2021.

The information disclosed under this Item 7.01 is being “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise. The information in this Item 7.01 shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended, or into any filing or other document pursuant to the Exchange Act, except as otherwise expressly stated in any such filing.

 Forward-Looking Statements

Statements in this Current Report on Form 8-K, including statements regarding SuRo Capital’s beliefs, expectations, intentions or strategies for the future, may constitute forward-looking statements. SuRo Capital cautions you that forward-looking statements are not guarantees of future performance and that actual results or developments may differ materially from those projected or implied in these statements. All forward-looking statements involve a number of risks and uncertainties, including the impact of the coronavirus (COVID-19) pandemic and any market volatility that may be detrimental to our business, our portfolio companies, our industry, and the global economy, that could cause actual results to differ materially from the plans, intentions and expectations reflected in or suggested by the forward-looking statements. Risk factors, cautionary statements and other conditions which could cause SuRo Capital’s actual results to differ from management’s current expectations are contained in SuRo Capital’s filings with the Securities and Exchange Commission.  SuRo Capital undertakes no obligation to update any forward-looking statement to reflect events or circumstances that may arise after the date of this filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 15, 2021	SURO CAPITAL CORP.

	By:	/s/ Allison Green
Allison Green Chief Financial Officer, Chief Compliance Officer, Treasurer and Corporate Secretary